Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER 2016

Revenue increases 7% to $1.1 billion;

Completed $33 million in share repurchases under $275 million authorization

MADISON, N.J. (May 5, 2016) - Realogy Holdings Corp. (NYSE: RLGY), the preeminent provider of residential real estate services in the United States, today reported financial results for the first quarter ended March 31, 2016, including the following highlights:

•	Revenue of $1.1 billion, a 7% increase as compared to the first quarter of 2015, was primarily driven by higher homesale transaction volume.

•	Net loss for the period was $42 million, compared to $32 million in the first quarter of 2015. Basic loss per share was $0.29, compared to $0.22 in first quarter of 2015 (See Table 1).

•
Adjusted net loss was $17 million, and adjusted basic loss per share was $0.12, improvements of 29% and 25% respectively, on a comparable basis to the first quarter of 2015. Adjusted net loss is adjusted for non-cash mark to market expense on interest rate swaps and restructuring charges (See Table 1a).

•	Adjusted (Covenant) EBITDA was $77 million, compared to $70 million in the first quarter of 2015, a year-over-year increase of 10% (See Table 6).

•
The Company repurchased $33 million, or 1 million shares, of Realogy's common stock in the open market at a weighted average market price of $33.45 per share, all under the $275 million repurchase plan announced in February 2016.

•	The Company implemented business optimization initiatives and remains on track to reach its annualized run-rate savings target of $40 million, of which $25 million is expected to be realized in 2016.

"During the quarter, we delivered solid revenue growth, and made progress on our key priorities to enhance the efficiency of our operations, strengthen our technology offerings and maximize the profitability of our integrated business model," said Richard A. Smith, Realogy's chairman, chief executive officer and president. "The spring selling season is shaping up in line with industry forecasts for sales volume, , and we are encouraged by the level of demand we are seeing in this inventory-constrained market. We are confident that our differentiated technology platform, and the continued investments we are making to enhance our value proposition, position us well to capitalize on an improving housing market."

Operational Results
In the first quarter of 2016, Realogy's franchise (RFG) and company-owned (NRT) business segments achieved a combined homesale transaction volume (transaction sides multiplied by average sale price) increase of 6% as compared to the first quarter of 2015. RFG reported a homesale transaction sides increase of 3% and an average homesale price increase of 3%. NRT reported a homesale transaction sides increase of 7% and an average homesale price decrease of 2%.

Realogy Reports Financial Results for First Quarter 2016                            2

In the title and settlement services sector, TRG was involved in the closing of approximately 39,000 transactions during the quarter, reflecting a 35% increase in purchase units and a 2% increase in refinance units as compared to the first quarter of 2015. These results include the benefits of the acquisition of Independence Title late last year.
Looking Ahead
For the second quarter of 2016, Realogy expects to achieve homesale transaction volume gains in the range of 3% to 7% year-over-year. Based on the Company's closed and open sales activity in April and the first several days of May, Realogy expects second quarter homesale transaction sides to be up 3% to 5% year-over-year and average homesale price to be flat to up 2% on a company-wide basis. Realogy's guidance is in line with industry forecasts that expect an average of 5% transaction volume growth for the second quarter. In the current market environment, the Company is on track to continue to generate significant free cash flow for full year 2016.
"We continue to make significant progress toward our strategic financial objectives -- optimizing our cost structure, executing our share repurchase program and delevering the balance sheet, which is the strongest it has been since we went public," said Anthony E. Hull, executive vice president, chief financial officer and treasurer.
Balance Sheet
The Company ended the quarter with cash and cash equivalents of $283 million. Total long-term corporate debt, including the short-term portion, net of cash and cash equivalents, totaled $3.5 billion at March 31, 2016. The ratio of total corporate debt, net of cash and cash equivalents, to Adjusted (Covenant) EBITDA for the 12 months ended March 31, 2016 was 4.1 times. On May 2, 2016, the Company used a combination of cash on hand and borrowings under its revolving credit facility to retire the $500 million of 3.375% Senior Notes that matured at that time.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, May 5, at 8:30 a.m. (EDT), Realogy will hold a conference call via webcast to review its first quarter 2016 results. The call will be hosted by Richard A. Smith, chairman, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at www.realogy.com under "Investors" or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available from May 5 through May 19, 2016.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising and brokerage with many of the best-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, Sotheby's International Realty® and ZipRealty®.  Collectively, Realogy's franchise system members operate approximately 13,600 offices with more than 257,200 independent sales associates conducting business in 110 countries and territories around the world.  NRT LLC, Realogy’s company-owned real estate brokerage, is the largest residential brokerage company in the United States, operates under several of Realogy’s brands and also provides related residential real estate services. The Company also owns Cartus, a prominent worldwide provider of relocation services to corporate and affinity clients, and Title Resource Group (TRG), a leading provider of title, settlement and underwriting services.  Realogy is headquartered in Madison, New Jersey.

Realogy Reports Financial Results for First Quarter 2016                            3

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to the lack of sustained improvement in the number of home sales and/or stagnant or declining home prices, low levels of consumer confidence, the impact of slow economic growth or future recessions and related high levels of unemployment in the U.S. and abroad, continued low inventory levels, renewed high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business, and increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing; the Company's geographic and high-end market concentration, particularly with respect to its Company-owned brokerage operations; the Company's failure to enter into or renew franchise agreements or maintain its brands; risks relating to our outstanding debt and interest obligations; variable rate indebtedness which subjects the Company to interest rate risk; the Company's inability to access capital or refinance or repay existing indebtedness; the Company's inability to realize the benefits from acquisitions; any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and/or the Internal Revenue Code and changes in state or federal employment laws or regulations that would require reclassification of independent contractor sales associates to employee status, and wage and hour regulations; the Company's inability to sustain improvements in its operating efficiency and to achieve anticipated cost savings from its business optimization initiatives; any adverse resolution of litigation, governmental or regulatory proceedings or arbitration awards; and the final resolution or outcomes with respect to Cendant's (our former parent) remaining contingent liabilities.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2016, and our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a and 8 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6, and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Realogy Reports Financial Results for First Quarter 2016                            4

Investor Contacts:	Media Contact:
Alicia Swift	Mark Panus
(973) 407-4669	(973) 407-7215
alicia.swift@realogy.com	mark.panus@realogy.com

Jennifer Halchak
(973) 407-7487
jennifer.halchak@realogy.com

Realogy Reports Financial Results for First Quarter 2016                            5

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Gross commission income	$826	$781
Service revenue	190	171
Franchise fees	69	67
Other	49	43
Net revenues	1,134	1,062
Expenses
Commission and other agent-related costs	558	530
Operating	367	342
Marketing	58	56
General and administrative	86	78
Former parent legacy costs, net	1	—
Restructuring costs	9	—
Depreciation and amortization	48	46
Interest expense, net	73	68
Total expenses	1,200	1,120
Loss before income taxes, equity in earnings and noncontrolling interests	(66)	(58)
Income tax benefit	(24)	(24)
Equity in earnings of unconsolidated entities	—	(2)
Net loss	(42)	(32)
Less: Net income attributable to noncontrolling interests	—	—
Net loss attributable to Realogy Holdings	$(42)	$(32)

Loss per share attributable to Realogy Holdings:
Basic loss per share	$(0.29)	$(0.22)
Diluted loss per share	$(0.29)	$(0.22)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	146.5	146.3
Diluted	146.5	146.3

Realogy Reports Financial Results for First Quarter 2016                            6

Table 1a
REALOGY HOLDINGS CORP.
Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share
(In millions, except per share data)
We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results. Below, we have presented 2015 quarterly reconciliations from Net loss to Adjusted net loss for purposes of comparability as certain adjustments below were not included in Adjusted net income (loss) and Adjusted earnings (loss) per share reported in prior periods.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark to market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges, which the Company believes will be significant as a result of the business optimization initiatives currently in progress; and (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives. These items are shown on the tables below as net of income taxes.
Adjusted income (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net loss to Adjusted net loss for the three-month period ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	2016	2015
Net loss attributable to Realogy Holdings	$(42)	$(32)
Addback:
Mark-to-market interest rate swap adjustments, net of tax	19	8
Former parent legacy cost, net of tax	1	—
Restructuring charges, net of tax	5	—
Adjusted net loss	$(17)	$(24)

Adjusted loss per share
Adjusted basic loss per share:	$(0.12)	$(0.16)
Adjusted diluted loss per share:	$(0.12)	$(0.16)

Weighted average common and common equivalent shares outstanding:
Basic:	146.5	146.3
Diluted:	146.5	146.3
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income (loss) for the three-month periods and the year ended December 31, 2015:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Net income (loss) attributable to Realogy Holdings	$(32)	$97	$110	$9	$184
Addback:
Mark-to-market interest rate swap adjustments, net of tax	8	(2)	9	(3)	12
Former parent legacy cost (benefit), net of tax	—	(1)	(8)	—	(9)
Restructuring charges, net of tax	—	—	—	6	6
Loss on the early extinguishment of debt, net of tax	—	—	—	29	29
Adjusted net income (loss)	$(24)	$94	$111	$41	$222

Adjusted earnings (loss) per share
Adjusted basic earnings (loss) per share:	$(0.16)	$0.64	$0.76	$0.28	$1.52
Adjusted diluted earnings (loss) per share:	$(0.16)	$0.64	$0.75	$0.28	$1.50

Weighted average common and common equivalent shares outstanding:
Basic:	146.3	146.5	146.6	146.7	146.5
Diluted:	146.3	148.0	148.1	148.2	148.1

Realogy Reports Financial Results for First Quarter 2016                            7

Table 2

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$283	$415
Trade receivables (net of allowance for doubtful accounts of $18 and $20)	139	141
Relocation receivables	288	279
Other current assets	134	126
Total current assets	844	961
Property and equipment, net	251	254
Goodwill	3,629	3,618
Trademarks	745	745
Franchise agreements, net	1,411	1,428
Other intangibles, net	307	316
Other non-current assets	213	209
Total assets	$7,400	$7,531

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$128	$139
Securitization obligations	220	247
Due to former parent	32	31
Current portion of long-term debt	541	740
Accrued expenses and other current liabilities	385	448
Total current liabilities	1,306	1,605
Long-term debt	3,203	2,962
Deferred income taxes	239	267
Other non-current liabilities	299	275
Total liabilities	5,047	5,109
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized 145,992,724 shares outstanding at March 31, 2016 and 146,746,537 shares outstanding at December 31, 2015	1	1
Additional paid-in capital	5,707	5,733
Accumulated deficit	(3,322)	(3,280)
Accumulated other comprehensive loss	(36)	(36)
Total stockholders' equity	2,350	2,418
Noncontrolling interests	3	4
Total equity	2,353	2,422
Total liabilities and equity	$7,400	$7,531

Realogy Reports Financial Results for First Quarter 2016                            8

Table 3a

REALOGY HOLDINGS CORP.
2016 vs. 2015 KEY DRIVERS

	Three Months Ended March 31,
	2016	2015	% Change
RFG (a) (b)
Closed homesale sides	218,330	212,139	3%
Average homesale price	$259,044	$251,373	3%
Average homesale broker commission rate	2.51%	2.52%	(1) bps
Net effective royalty rate	4.51%	4.52%	(1) bps
Royalty per side	$309	$302	2%
NRT
Closed homesale sides (c)	64,244	60,187	7%
Average homesale price (d)	$493,125	$502,597	(2%)
Average homesale broker commission rate	2.46%	2.43%	3 bps
Gross commission income per side	$12,878	$13,019	(1%)
Cartus
Initiations	37,174	38,168	(3%)
Referrals	16,893	18,022	(6%)
TRG
Purchase title and closing units (e)	29,236	21,643	35%
Refinance title and closing units (f)	9,703	9,496	2%
Average fee per closing unit	$1,848	$1,751	6%
_______________

(a)	Includes all franchisees except for NRT.

(b)
In April 2015, NRT acquired Coldwell Banker United, a large franchisee of RFG. As a result of the acquisition, the drivers of Coldwell Banker United shifted from RFG to NRT. Closed homesale sides for RFG, excluding the impact of the acquisition, would have increased 4% for the three months ended March 31, 2016 compared to 2015. The acquisition did not have a significant impact on the change in average homesale price for RFG.

(c)	Closed homesale sides for NRT, excluding the impact of the acquisition of Coldwell Banker United, would have increased 1% for the three months ended March 31, 2016 compared to 2015.

(d)	Average homesale price for NRT, excluding the impact of the acquisition of Coldwell Banker United, would have increased 1% for the three months ended March 31, 2016, compared to 2015.

(e)	The amounts presented for the three months ended March 31, 2016 include 6,585 purchase units as a result of the acquisition of Independence Title on July 1, 2015.

(f)	The amounts presented for the three months ended March 31, 2016 include 1,541 refinance units as a result of the acquisition of Independence Title on July 1, 2015.

Realogy Reports Financial Results for First Quarter 2016                            9

Table 3b

REALOGY HOLDINGS CORP.
2015 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
RFG (a) (b)
Closed homesale sides	212,139	307,293	318,873	263,028	1,101,333
Average homesale price	$251,373	$266,456	$267,296	$266,874	$263,894
Average homesale broker commission rate	2.52%	2.52%	2.52%	2.49%	2.51%
Net effective royalty rate	4.52%	4.48%	4.47%	4.46%	4.48%
Royalty per side	$302	$312	$312	$309	$309
NRT
Closed homesale sides (c)	60,187	99,435	99,789	77,333	336,744
Average homesale price (d)	$502,597	$493,746	$479,874	$487,024	$489,673
Average homesale broker commission rate	2.43%	2.46%	2.48%	2.47%	2.46%
Gross commission income per side	$13,019	$12,830	$12,524	$12,645	$12,730
Cartus
Initiations	38,168	51,528	42,303	35,750	167,749
Referrals	18,022	29,033	30,010	22,466	99,531
TRG
Purchase title and closing units (e)	21,643	35,596	41,245	32,057	130,541
Refinance title and closing units (f)	9,496	9,815	9,989	9,244	38,544
Average fee per closing unit	$1,751	$1,795	$1,932	$1,928	$1,861
_______________

(a)	Includes all franchisees except for NRT.

(b)
In April 2015, NRT acquired a large franchisee of RFG. As a result of the acquisition, the drivers of the acquired entity shifted from RFG to NRT. Closed homesale sides for RFG, excluding the impact of the acquisition, would have increased 5% for the year ended December 31, 2015 compared to 2014. The acquisition did not have a significant impact on the change in average homesale price for RFG.

(c)
Closed homesale sides for NRT, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 2% for the year ended December 31, 2015 compared to 2014.

(d)
Average homesale price for NRT, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 1% for the year ended December 31, 2015 compared to 2014.

(e)	The amounts presented for the year ended December 31, 2015 include 13,304 purchase units as a result of the acquisition of Independence Title on July 1, 2015.

(f)	The amounts presented for the year ended December 31, 2015 include 3,403 refinance units as a result of the acquisition of Independence Title on July 1, 2015.

Realogy Reports Financial Results for First Quarter 2016                            10

Table 4a
REALOGY HOLDINGS CORP.
SELECTED 2016 FINANCIAL DATA
(In millions)

Three Months Ended
March 31, 2016
Net revenues (a)
Real Estate Franchise Services	$157
Company Owned Real Estate Brokerage Services	841
Relocation Services	83
Title and Settlement Services	111
Corporate and Other	(58)
Total Company	$1,134

EBITDA (b)
Real Estate Franchise Services	$92
Company Owned Real Estate Brokerage Services	(21)
Relocation Services	5
Title and Settlement Services	—
Corporate and Other	(21)
Total Company	$55
Less:
Depreciation and amortization	48
Interest expense, net	73
Income tax benefit	(24)
Net loss attributable to Realogy Holdings	$(42)
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $58 million for the three months ended March 31, 2016. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2016. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	The three months ended March 31, 2016 includes a net cost of $1 million of former parent legacy items and $9 million of restructuring charges.
The amounts broken down by business unit are as follows:

Three Months Ended
March 31,
2016
Real Estate Franchise Services	—
Company Owned Real Estate Brokerage Services	2
Relocation Services	2
Title and Settlement Services	—
Corporate and Other	6
Total Company	10

Realogy Reports Financial Results for First Quarter 2016                            11

Table 4b
REALOGY HOLDINGS CORP.
SELECTED 2015 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Net revenues (a)
Real Estate Franchise Services	$151	$213	$214	$177	$755
Company Owned Real Estate Brokerage Services	796	1,289	1,267	992	4,344
Relocation Services	85	108	124	98	415
Title and Settlement Services	87	128	147	125	487
Corporate and Other	(57)	(87)	(84)	(67)	(295)
Total Company	$1,062	$1,651	$1,668	$1,325	$5,706

EBITDA (b)
Real Estate Franchise Services	$86	$146	$152	$111	$495
Company Owned Real Estate Brokerage Services	(16)	97	96	22	199
Relocation Services	7	29	47	22	105
Title and Settlement Services	(3)	20	20	11	48
Corporate and Other (c)	(16)	(27)	(6)	(72)	(121)
Total Company	$58	$265	$309	$94	$726
Less:
Depreciation and amortization	46	52	55	48	201
Interest expense, net	68	50	70	43	231
Income tax expense (benefit)	(24)	66	74	(6)	110
Net income (loss) attributable to Realogy Holdings	$(32)	$97	$110	$9	$184
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $57 million, $87 million, $84 million and $67 million for the three months ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $15 million, $16 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	The three months ended June 30, 2015 includes a net benefit of $1 million for former parent legacy items.
The three months ended September 30, 2015 includes a net benefit of $14 million for former parent legacy items.
The three months ended December 31, 2015 includes $48 million related to the loss on early extinguishment of debt and restructuring charges of $10 million.
The year ended December 31, 2015 includes $48 million related to the loss on early extinguishment of debt and restructuring charges of $10 million, partially offset by a net benefit of $15 million for former parent legacy items.
The amounts broken down by business unit are as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Real Estate Franchise Services	—	—	—	—	—
Company Owned Real Estate Brokerage Services	—	—	—	5	5
Relocation Services	—	—	—	1	1
Title and Settlement Services	—	—	—	—	—
Corporate and Other	—	(1)	(14)	52	37
Total Company	—	(1)	(14)	58	43

(c)
The three months ended June 30, 2015 includes $6 million of costs related to the settlement of a legal matter, subject to court approval, and certain transaction costs related to acquisitions in April 2015.

Realogy Reports Financial Results for First Quarter 2016                            12

Table 5a
REALOGY HOLDINGS CORP.
2016 EBITDA, OPERATING EBITDA AND ADJUSTED (COVENANT) EBITDA
(In millions)
A reconciliation of net income attributable to Realogy Group to EBITDA, Operating EBITDA and Adjusted (Covenant) EBITDA for the twelve months ended March 31, 2016 are set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2016	March 31, 2016
Net income (loss) attributable to Realogy Group (a)	$184	$(32)	$216	$(42)	$174
Income tax (benefit) expense	110	(24)	134	(24)	110
Income (loss) before income taxes	294	(56)	350	(66)	284
Interest expense, net	231	68	163	73	236
Depreciation and amortization	201	46	155	48	203
EBITDA (b)	726	58	668	55	723
EBITDA adjustments:
Restructuring costs					19
Former parent legacy costs (benefit), net					(14)
Loss on the early extinguishment of debt					48
Operating EBITDA					776
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (c)					21
Non-cash charges (d)					46
Pro forma effect of acquisitions and new franchisees (e)					16
Incremental securitization interest costs (f)					4
Adjusted (Covenant) EBITDA					$863
Total senior secured net debt (g)					$2,094
Senior secured leverage ratio					2.43	x
_______________

(a)
Net income (loss) attributable to Realogy consists of: (i) income of $97 million for the second quarter of 2015, (ii) income of $110 million for the third quarter of 2015, (iii) income of $9 million for the fourth quarter of 2015 and (iv) a loss of $42 million for the first quarter of 2016.

(b)
EBITDA consists of: (i) $265 million for the second quarter of 2015, (ii) $309 million for the third quarter of 2015, (iii) $94 million for the fourth quarter of 2015 and (iv) $55 million for the first quarter of 2016.

(c)	Represents the twelve-month pro forma effect of business optimization initiatives.

(d)
Represents the elimination of non-cash expenses, including $58 million of stock-based compensation expense less $10 million for the change in the allowance for doubtful accounts and notes reserves and $2 million of foreign exchange benefit from April 1, 2015 through March 31, 2016.

(e)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on April 1, 2015. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of April 1, 2015.

(f)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended March 31, 2016.

(g)
Represents total borrowings under the Senior Secured Credit Facility and borrowings secured by a first priority lien on our assets of $2,293 million plus $27 million of capital lease obligations less $226 million of readily available cash as of March 31, 2016. Pursuant to the terms of our Senior Secured Credit Facility and Term Loan A Facility, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

Realogy Reports Financial Results for First Quarter 2016                            13

Table 5b
REALOGY HOLDINGS CORP.
2015 EBITDA, OPERATING EBITDA AND ADJUSTED (COVENANT) EBITDA
(In millions)
A reconciliation of net income attributable to Realogy Group to EBITDA, Operating EBITDA and Adjusted (Covenant) EBITDA for the year ended December 31, 2015 is set forth in the following table:

	Year Ended December 31, 2015
Net income attributable to Realogy Group	$184
Income tax expense	110
Income before income taxes	294
Interest expense, net	231
Depreciation and amortization	201
EBITDA	726
EBITDA adjustments:
Restructuring costs	10
Former parent legacy costs (benefit), net	(15)
Loss on the early extinguishment of debt	48
Operating EBITDA	769
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (a)	14
Non-cash charges (b)	46
Pro forma effect of acquisitions and new franchisees (c)	12
Incremental securitization interest costs (d)	4
Adjusted (Covenant) EBITDA	$845
Total senior secured net debt (e)	$2,180
Senior secured leverage ratio	2.58	x
_______________

(a)	Represents the twelve-month pro forma effect of business optimization initiatives.

(b)	Represents the elimination of non-cash expenses, including $57 million of stock-based compensation expense less $11 million for the change in the allowance for doubtful accounts and notes reserves.

(c)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on January 1, 2015. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2015.

(d)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2015.

(e)
Represents total borrowings under the Senior Secured Credit Facility and borrowings secured by a first priority lien on our assets of $2,502 million plus $26 million of capital lease obligations less $348 million of readily available cash as of December 31, 2015. Pursuant to the terms of our Senior Secured Credit Facility and Term Loan A Facility, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

Realogy Reports Financial Results for First Quarter 2016                            14

Table 6
REALOGY HOLDINGS CORP.
EBITDA, OPERATING EBITDA AND ADJUSTED (COVENANT) EBITDA
THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In millions)
Set forth in the table below is a reconciliation of net loss attributable to Realogy to EBITDA, Operating EBITDA and Adjusted (Covenant) EBITDA for the three-month periods ended March 31, 2016 and 2015:

	Three Months Ended
	March 31, 2016	March 31, 2015
Net loss attributable to Realogy	$(42)	$(32)
Income tax benefit	(24)	(24)
Loss before income taxes	(66)	(56)
Interest expense, net	73	68
Depreciation and amortization	48	46
EBITDA	55	58
EBITDA adjustments:
Restructuring costs	9	—
Former parent legacy costs, net	1	—
Operating EBITDA	65	58
Bank covenant adjustments:
Pro forma effect of business optimization initiatives	2	1
Non-cash charges	8	9
Pro forma effect of acquisitions and new franchisees	1	1
Incremental securitization interest costs	1	1
Adjusted (Covenant) EBITDA	$77	$70

Realogy Reports Financial Results for First Quarter 2016                            15

Table 7
REALOGY HOLDINGS CORP.
FREE CASH FLOW
THREE MONTHS ENDED MARCH 31, 2016 AND 2015

A reconciliation of net loss attributable to Realogy Holdings to free cash flow is set forth in the following table:

	Three Months Ended
	March 31, 2016	March 31, 2015
	($ in millions)	($ in millions)
Net loss attributable to Realogy Holdings	$(42)	$(32)
Income tax benefit, net of payments	(26)	(25)
Interest expense, net	73	68
Cash interest payments	(28)	(57)
Depreciation and amortization	48	46
Capital expenditures	(22)	(19)
Restructuring costs and former parent legacy items, net of payments	2	(6)
Working capital adjustments	(86)	(46)
Relocation receivables (assets), net of securitization obligations	(36)	(51)
Free Cash Flow	$(117)	$(122)

Realogy Reports Financial Results for First Quarter 2016                            16

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark to market interest rate adjustments, former parent legacy items, restructuring charges and loss on the early extinguishment of debt. These items are shown net of the related tax impact. Adjusted income (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes.
Operating EBITDA is defined by us as EBITDA before restructuring, early extinguishment of debt and legacy items. Operating EBITDA calculated for a twelve-month period is presented because the Company believes these items do not directly affect the operating results of the Company and accordingly should be excluded in comparing operating results. Operating EBITDA does not include pro-forma adjustments for business optimization initiatives and acquisitions or non-cash adjustments such as stock-based compensation expense, used to calculate Adjusted (Covenant) EBITDA in the Senior Secured Credit Facility and the Term Loan A Facility senior secured leverage ratio.
Adjusted (Covenant) EBITDA calculated for a twelve-month period is presented to demonstrate our compliance with the senior secured leverage ratio covenant in the Senior Secured Credit Facility and the Term Loan A Facility. Adjusted (Covenant) EBITDA calculated for a twelve-month period corresponds to the definition of "EBITDA," calculated on a "pro forma basis," used in the Senior Secured Credit Facility and the Term Loan A Facility to calculate the senior secured leverage ratio. Adjusted (Covenant) EBITDA includes adjustments to EBITDA for restructuring costs, former parent legacy cost (benefit) items, net, loss on the early extinguishment of debt, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period.
Adjusted (Covenant) EBITDA calculated for a three-month period adjusts for the same items as for a twelve-month period, except that the pro forma effect of cost savings, business optimizations and acquisitions and new franchisees are calculated as of the beginning of the three-month period instead of the twelve-month period.
We present EBITDA, Operating EBITDA and Adjusted (Covenant) EBITDA because we believe EBITDA, Operating EBITDA and Adjusted (Covenant) EBITDA are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our results of operations. Our management, including our chief operating decision maker, uses EBITDA as a factor in evaluating the performance of our business. EBITDA, Operating EBITDA and Adjusted (Covenant) EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA, Operating EBITDA and Adjusted (Covenant) EBITDA have limitations as analytical tools, and you should not consider EBITDA, Operating EBITDA or Adjusted (Covenant) EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash required for, our working capital needs;

•
these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

Realogy Reports Financial Results for First Quarter 2016                            17

•	other companies may calculate these measures differently so they may not be comparable.
In addition to the limitations described above, Adjusted (Covenant) EBITDA includes pro forma cost savings, the pro forma effect of business optimization initiatives and the pro forma full period effect of acquisitions and new franchisees. These adjustments may not reflect the actual cost savings or pro forma effect recognized in future periods.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Free Cash Flow may differ from similarly titled measures presented by other companies.